SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 3, 2009
ALKERMES, INC.
(Exact Name of Registrant as Specified in its Charter)

PENNSYLVANIA	1-14131	23-2472830
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

88 Sidney Street
Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 494-0171
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On December 3, 2009, Alkermes, Inc. (“Alkermes”) entered into an agreement with Acceleron Pharma, Inc. (“Acceleron”) to license a proprietary long-acting Fc fusion technology platform, as described in the attached press release. On execution of the agreement, Alkermes made an upfront payment of $2 million and an equity investment in Acceleron of $8 million. Alkermes will record the $2 million upfront payment as a research and development expense during the quarter ended December 31, 2009 and will record the $8 million as an investment on the balance sheet. Richard Pops, the Chairman, President and Chief Executive Officer of Alkermes, is also a Director of Acceleron.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit
No.	Description
99.1	Press Release dated December 3, 2009

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES, INC.
Date: December 3, 2009	By:	/s/ James M. Frates
James M. Frates
Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release dated December 3, 2009